Exhibit 4.17 [*] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and is the type of information that we customarily and actually treat as private or confidential. Final Form FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF WLTR HOLDINGS, LLC, a Delaware limited liability company This First Amendment (this “Amendment”) to the Second Amended and Restated Limited Liability Company Agreement of WLTR Holdings, LLC (the “Company”), effective as of May 12, 2023 (the “First Amendment Date”), is entered into by TELUS International Holding (U.S.A.) Corp., a Delaware corporation (the “Principal Member”) and New WT Parent, Inc., a Delaware corporation, in its capacity as the Class A Representative Member (the “Class A Representative Member”). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in that certain Second Amended and Restated Limited Liability Company Agreement of the Company, dated January 3, 2023 (the “Agreement”). WITNESSETH: WHEREAS, the Principal Member and the Class A Representative Member have agreed to (i) remove the maximum value limit of $120,000,000 payable to all holders of unit appreciation rights awards granted or to be granted by the Company to employees of the Company and its Subsidiaries under the 2023 Rules and (ii) make certain other changes to the 2023 Rules as set forth in Annex 1 hereto; WHEREAS, in order to permit the Company to effectuate such changes and to update certain definitions in the 2023 Rules incorporated into the Agreement by reference, the Principal Member and the Class A Representative Member now desire to amend and restate the form of 2023 Rules attached as Exhibit F to the Agreement to read as set forth on Annex 1 to this Amendment; WHEREAS, (i) pursuant to Section 10.1 of the Agreement, certain amendments to the Agreement, including any amendment of Exhibit F to the Agreement, may be made by the Principal Member but require the written consent of the Class A Representative Member and (ii) pursuant to Section 3.5(k)(i)(E) of the Agreement, the Class A Unitholders have authorized the Class A Representative Member to negotiate and execute any waivers or amendments of, or give consents or approvals under, the Agreement and any related agreements; WHEREAS, the Company shall continue to operate under the terms of the Agreement as amended pursuant to this Amendment;

WHEREAS, pursuant to Section 11 of the 2023 Rules, Tobias Dengel, in his capacity as the administrator of the 2023 Rules, may, with the approval of the Human Resources Committee of the board of directors of TELUS International (Cda) Inc., amend the 2023 Rules; and WHEREAS, (i) Josh Blair in his capacity as chairperson of the Human Resources Committee of the board of directors of TELUS International (Cda) Inc. has approved the amendment and restatement of the 2023 Rules to read as set forth on Annex 1, and (ii) concurrently with, and by the execution of, this Amendment, Tobias Dengel, in his capacity as administrator of the 2023 Rules, is amending and restating the 2023 Rules to read as set forth on Annex 1 effective as of the First Amendment Date. NOW, THEREFORE, the parties hereto hereby agree as follows: 1. Agreement Amendments. The following amendments are hereby made to the Agreement effective as of the First Amendment Date: (a) Section 10.16(a) of the Agreement is hereby amended and restated in its entirety to read as follows: “(a) Exhibit F hereto sets forth a copy of the 2023 Rules, effective as of May 12, 2023.” (b) Exhibit F to the Agreement is hereby amended and restated in its entirety to read as set forth in Annex I to this Amendment. 2. Consent. The Class A Representative Member (acting for itself and in its capacity as a representative of all Class A Unitholders) hereby consents and agrees to the amendments set forth above in Section 1 of this Amendment. 3. Full Force and Effect; Construction. (a) Except to the extent modified or amended by this Amendment, all terms and provisions of the Agreement shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms. (b) From and after the First Amendment Date, any reference in the Agreement to “hereof”, “herein”, “hereunder”, “hereby” and “this Agreement” shall be deemed a reference to the Agreement as amended by this Amendment; provided, however, that any reference to the date of the Agreement, the use of the phrase “the date hereof” or “the date of this Agreement” shall in all cases be a reference to January 3, 2023, and not the First Amendment Date. 4. Waiver of Notice. Any required notices, meetings, or consents that are necessary to make an amendment to the Agreement are hereby waived or satisfied. 5. Further Assurance. Each party hereto shall take whatever other action is required to give full effect to the provisions of this Amendment.

6. Counterparts. This Amendment or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts and may be delivered by email or other electronic means. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party. [Signature Page Follows]

[Signature Page to First Amendment to Second A&R LLC Agreement] IN WITNESS WHEREOF, the undersigned have executed this First Amendment to the Second Amended and Restated Limited Liability Company Agreement of WLTR Holdings, LLC as of the First Amendment Date. PRINCIPAL MEMBER: TELUS INTERNATIONAL HOLDING (U.S.A.) CORP. By: /s/ Michael Ringman Name: Michael Ringman Title: Chief Information Officer CLASS A REPRESENTATIVE MEMBER: NEW WT PARENT, INC. By: /s/ Tobias Dengel Name: Tobias Dengel Title: Representative & President I, Tobias Dengel, as the administrator of the 2023 Rules, in accordance with Section 11 of the 2023 Rules, hereby amend and restate the 2023 Rules to read as set forth on Annex 1 to this Amendment. By: /s/ Tobias Dengel Name: Tobias Dengel Title: Administrator

ANNEX I EXHIBIT F 2023 RULES [attached]

AMENDED AND RESTATED RULES OF INCENTIVE UNIT APPRECIATION RIGHT AWARDS [*]